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                                                                    EXHIBIT 21.1



                   LIST OF ALL SUBSIDIARIES OF THE REGISTRANT


Name(and d/b/a Name, if any,) of Subsidiary        Jurisdiction of Incorporation
-------------------------------------------        -----------------------------
Advanced Control Technology, Inc.                               Oregon
Visioneering Holding Corp.                                      California
Management Design and Consulting Services, Inc.                 Georgia
Tech Sales, Inc.                                                Colorado
Topro Systems Integration, Inc.                                 Colorado
     (a subsidiary of Tech Sales, Inc.)
Sharp Electric Construction Company, Inc.                       Colorado